SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


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240.14a-12

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       BOISE CASCADE CORPORATION
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    (Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)  United Food & Commercial Workers Union Local 99R

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
UFCW 99
2401 N. Central Ave., 2nd fl.
Phoenix AZ  85004
(602) 572-2149

First sent March 15, 1997

SHAREHOLDER SOLICITATION FOR PROPOSAL FOR
ANNUAL ELECTION OF ALL DIRECTORS
(BOARD DECLASSIFICATION)
at
BOISE CASCADE CORPORATION
Annual Stockholders Meeting
April 18, 1997, 10:00 a.m.
Boise Center on the Grove
850 W. Front Street
Boise, ID

Dear Fellow Boise Cascade Shareholder:

     We write to alert you to an upcoming vote on our shareholder proposal recommending the company declassify its board of directors (that is, have all directors elected annually).

     Boise Cascade has a "classified" or "staggered" board, meaning each year shareholders only get to vote on one-third of the seats on the board.

     Recently several companies have moved to declassify their board, such as Mead Paper and Union Pacific. In
1996, proposals against staggered boards passed at Alumax, General Instrument, Liz Claiborne, Rowan and Stride Rite. They received a majority of shares voted at 4 other companies. Shareholder support for proposals recommending declassification increased to an average 42.4% as of 9/96 (59 companies). Many companies have long had annual election of all directors, including Hewlett-Packard and U.S. Bancorp.

     Wayne Huizenga, co-founder of Blockbuster and Waste
Management (WMX), has the following views on staggered boards, according to Business Week reporter Gail DeGeorge:

     He didn't believe in staggered boards, golden parachutes, poison pills, or any of the other anti-takeover remedies adopted by U.S. corporations. "The best thing for shareholders to if someone wants to come in and make a run at the company, let them make a run. Run the price up, that's what my job was * * * All these chairmen that want to put this in place and that in place, they all want to save their jobs. I don't care about my job."FN1


FN1: The Making of a Blockbuster (1996) at 211.  Neither
Huizenga nor DeGeorge are participants in this solicitation. They have not been consulted regarding this quotation nor consented thereto.

Our proposal is as follows:

     RESOLVED, that shareholders recommend the Company have all directors stand for election annually (in other words, declassify its board of directors).

Under a classified board, even if a majority of shareholders wanted to replace the whole board, that would likely take 3 years to fully accomplish. It would take two years to replace a majority of the board, which would be enough to take board action, but shareholders may not wish a divided board.

     In our view, a director is more likely to be responsive to shareholder interests if he or she must answer annually to the shareholders rather than every third year.

VOTING PROCEDURE AND VOTING RIGHTS

     MANAGEMENT DID NOT INCLUDE THIS PROPOSAL IN THE PROXY CARD
IT ALREADY SENT YOU. IF YOU EXECUTE THAT CARD, MANAGEMENT CLAIMS
THIS WILL GIVE IT DISCRETION TO VOTE AGAINST THE PROPOSAL.

     If you are a holder of record, you can use the enclosed card to vote on the proposal. If instead you own through a bank, broker or other nominee, you need to check with them on how to direct how they will vote your stock on this matter. It is possible management may resolicit you with a card allowing you to direct its vote on the proposal. You may also vote by attending the annual meeting.

       You may revoke a proxy vote any time before the tally by
(1) executing a later proxy card; (2) appearing at the meeting to vote, or (3) delivering the proxyholder or the Company's secretary written notice of revocation prior to the date of the meeting. The Company's offices are 1111 W. Jefferson St., Boise ID 83728-0001, tel. (384-6161). We will keep the content of all cards we receive confidential from everyone except our staff, except that at the meeting our cards must be presented to the company's tabulator in order to be counted. The proposal is advisory in nature and cannot be implemented without Board approval. Each share of common stock will be entitled to one vote on each matter coming before the meeting. To be approved, the proposal would have to receive more affirmative votes than negative for shares represented at the meeting. The record date is 2/25/97.

SOLICITATION

       The participants in this solicitation are United Food
& Commercial Workers Local 99 (which owns 42 shares of company common stock), and members of its staff (not owners themselves). UFCW 99 will bear the costs of this solicitation, expected to be $2,000. We represent employees in the Arizona retail food industry, and are in negotiations over a successor contract for one Albertson's store. We are organizing other Albertson's stores over management opposition, and Albertson's is involved in a variety of employment disputes. Albertson's director John Carley has been a director of BC's Office Products subsidiary. Albertson's director John Fery is BC's retired Chairman. Albertson's does business with BC and BC Office Products. After we made this proposal, we learned Albertson's CEO Gary Michael was nominated for election to the BC board this year for the first time. We do not solicit against his election. We do not ask for your support in the labor disputes and do not believe it relevant to how you should vote on a corporate governance proposal. Even if these labor problems are resolved, we will present your proxy cards at the shareholders meeting. Last year we pursued similar shareholder proposals at other companies with board connections to Albertson's, and this year, we will present governance proposals at Boeing, Heritage Media, TIS Mortgage, Pier 1 and Questar, which have an Albertson's director on their boards.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS/EXECUTIVE
COMPENSATION/ELECTION OF DIRECTORS AND OTHER MATTERS FOR
SHAREHOLDER VOTE

     We incorporate by reference the information on these subjects in management's proxy statement. If you return a proxy card to us but do not direct us how to vote on these matters, we will vote for all nominees and proposals. If any matter comes before the meeting not listed in our card (which we do not anticipate), we will not vote your stock thereon.

SHAREHOLDER PROPOSALS FOR 1998 MEETING

    Shareholders owning over $1,000 in stock for over one year have the right to have a proposal included in management's proxy statement. The deadline to submit such proposals to the Company is Nov. 5, 1997.

PLEASE VOTE FOR THE SHAREHOLDER PROPOSAL FOR ANNUAL ELECTION OF
ALL DIRECTORS (BOARD DECLASSIFICATION).

                                     Sincerely,
                                     William McDonough
                                     President UFCW 99

PROXY
SOLICITED BY UFCW 99 for
ANNUAL MEETING OF SHAREHOLDERS
of BOISE CASCADE CORP.

April 18, 1997

USE THIS CARD ONLY IF YOU ARE A SHAREHOLDER OF RECORD (I.E.,
DO NOT HOLD THROUGH BANK, BROKER OR OTHER NOMINEE).
     If you are not the record owner, contact the record owner to direct it on how to vote your shares.

     The undersigned shareholder hereby appoints William McDonough proxy with full power of substitution to vote for the undersigned at the Boise Cascade Corp. annual meeting, and at any adjournments thereof, on the matters set forth in the Proxy Statements. The undersigned directs this proxy be voted in accordance with the instructions below, and grants no discretionary authority.

     WE RECOMMEND A VOTE FOR MOVING TO ANNUAL ELECTION OF ALL
DIRECTORS (DECLASSIFY THE BOARD).

(1) Proposal recommending annual election of all directors (board declassification)

     FOR [   ]   AGAINST [   ]     ABSTAIN [   ]

(2) Election of directors

     Nominees: Phillip Carroll, George Harad, Donald Macdonald,
Gary Michael, Jane Shaw, Edson Spencer

     FOR all nominees: [  ]  WITHHOLD from all nominees [  ]

     FOR all nominees except: ____________________________

(3) Shareholder proposal to change state of incorporation from Delaware to Idaho.

     FOR [   ]   AGAINST [   ]     ABSTAIN [   ]

(4) Appoint Arthur Andersen LLP as accountants for 1997

     FOR [   ]   AGAINST [   ]     ABSTAIN [   ]

SIGNATURE ________________________________   DATE ___________

PRINT NAME/TITLE__________________________

ADDRESS __________________________________________________
___________________________________________________________
____________     ___________      ___________
# OF SHARES      PHONE No.        FAX NO.

PERSONS SIGNING IN REPRESENTATIVE CAPACITY SHOULD INDICATE AS
SUCH. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.